Exhibit 4.2

 Exhibit 4.2  Y73118 12 0

 The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they  were written out in full according to applicable laws or regulations:  TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian....................  TEN ENT - as tenants by the entireties  (Cust) (Minor)  JT TEN  - as joint tenants with right of survivorship and not as tenants in common  under Uniform Gifts to Minors  Act ...................................................  (State)  Additional abbreviations may also be used though not in the above list.  For Value Received, hereby sell, assign and transfer unto  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE  (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)   Shares  of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint   Attorney  to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.  Dated   NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.  Signature(s) Guaranteed  By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.